UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 22, 2008
Broadcom Corporation

(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine,	92617
California

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
The Board of Directors of Broadcom Corporation has elected Scott A. Bibaud as Senior Vice President & General Manager, Mobile Platforms Group, effective April 22, 2008.
Mr. Bibaud, who joined Broadcom through its acquisition of Innovent Systems, Inc. in July 2000, has been responsible for the development of a number of successful products at Broadcom, and most recently served as Vice President & General Manager, Wireless Personal Area Networking Business Unit, in charge of Bluetooth and certain other wireless products.
Mr. Bibaud, 45, received a B.S. degree in Electrical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Harvard Business School. Prior to joining Broadcom, he served as Vice President of Marketing for Innovent Systems and previously held various management positions at Rockwell Semiconductor Systems and Conexant Systems, Inc., and engineering positions at Raytheon Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation
April 22, 2008	By:	/s/ Eric K. Brandt
Name: Eric K. Brandt
Title: Senior Vice President & Chief Financial Officer